UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)

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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 14, 2015, pursuant to our shareholders’ approval of Proposal 3 described below in Item 5.07 of this report, Cimpress amended Article 22, Section 2 of its articles of association to add Deventer, the Netherlands to the list of municipalities where we may hold our general meetings of shareholders.

Item 5.07. Submission of Matters to a Vote of Security Holders

We held an Extraordinary General Meeting of Shareholders on January 12, 2015, at which our shareholders took the following actions on the following proposals. There were 32,603,646 ordinary shares of Cimpress issued, outstanding, and eligible to vote at the record date of December 15, 2014.

     (1) Our shareholders appointed Scott Vassalluzzo as a member of our Supervisory Board to serve for a term ending on the date of our annual general meeting of shareholders in 2018.

(2) Our shareholders appointed Nadia Shouraboura as a member of our Supervisory Board to serve for a term ending on the date of our annual general meeting of shareholders in 2019.

(3) Our shareholders amended Article 22, Section 2 of Cimpress' articles of association to add Deventer, the Netherlands to the list of municipalities where we may hold our general meetings of shareholders.

The voting results for each proposal are as follows:

Proposal	Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
1. Appoint Scott Vassalluzzo to Supervisory Board	25,515,387	156,813	--	--
2. Appoint Nadia Shouraboura to Supervisory Board	25,622,608	49,592	--	--
3. Amend articles of association	25,657,091	1,610	13,499	--

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2015	CIMPRESS N.V.

	By:	/s/Lawrence A. Gold
Lawrence A. Gold
Senior Vice President, Chief Legal Officer, and Secretary